UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2007

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Affymetrix, Inc. (“Affymetrix” or the “Company”) elected Robert P. Wayman to serve as a member of the Company’s Board of Directors effective as of March 19, 2007.  In connection with his election to the Company’s Board, Mr. Wayman has been named as a member of the Company’s Audit Committee.  Mr. Wayman retired from Hewlett-Packard Company (“HP”) on December 31, 2006 having served most recently as HP’s Chief Financial Officer since 1984.  Mr. Wayman served as interim CEO of HP from February 2005 through March 2005 and served on the Board of Directors of HP from February 2005 to March 2007 and previously from 1993 to 2002.  Mr. Wayman is also a director of Con-way Inc. and Sybase Inc.  There are no arrangements between Mr. Wayman and any other persons pursuant to which Mr. Wayman was selected as a director.  There are no transactions, or proposed transactions, to which the Company is or was to be a party and in which Mr. Wayman had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.  A copy of the press release announcing Mr. Wayman’s election is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                Exhibits

Exhibit No.	Description

99.1	Press Release dated March 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Barbara A. Caulfield
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel

Dated: March 20, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 19, 2007